Exhibit 10.1

Retention Agreement

THIS RETENTION AGREEMENT (the “Agreement”) is made and entered into as of the __ day of March, 2007, by and among Randy Moeder (“Executive”) and Hiland Partners GP, LLC and Hiland Partners GP Holdings, LLC (collectively, the “Companies”) and the other parties listed on the signature page hereto.

WHEREAS, Executive is the Chief Executive Officer and President of each of the Companies; and

WHEREAS, the Companies have requested, and the other parties hereto desire, that Executive remain with the Companies for a limited period to assist in the search for his successor and in the transition of his duties to his successor and Executive has agreed to continue with the Companies and to provide such assistance;

In consideration of the mutual terms and provisions set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto have entered into this Agreement and agree that if Executive continues his employment with the Companies until the earliest to occur of (i) September 1, 2007, (ii) the date Executive’s employment with the Companies is terminated for any reason, and (iii) such date as the Companies and Executive may mutually agree (the “Termination Date”), Executive shall become vested on the Termination Date in a prorata portion of the following awards, as provided below:

1.                                       With respect to the options for 10,666 common units of Hiland Partners, LP granted to Executive pursuant to that certain option agreement dated February 10, 2005 (“Option Agreement”) that remain unvested as of the date of this Agreement (the “Options”), the Option Agreement is hereby amended to provide that, notwithstanding anything in the Option Agreement to the contrary:

•                  Executive shall become vested on the Termination Date in a percentage of such Options (rounded up to the next whole unit) that is equal to the number of days in the Option Retention Period divided by 365 (the “Vested Options”).  The Option Retention Period shall be the number of days in the period beginning on February 10, 2007 and ending on the Termination Date;

•                  The Options may be exercised, at any time during the three month period following the Termination Date; and

•                  Except as otherwise provided in the Option Agreement or the Hiland Partners Long Term Incentive Plan, Hiland Partners GP, LLC will deliver a certificate representing the common units acquired by Executive upon exercise of the Vested Options within seven (7) days of the date of exercise.

2.                                       With respect to the 72,249 Class B common units in Hiland Holdings GP, LP, received by Executive as a “profits interest” on February 15, 2005 and which remain unvested as of the date of this Agreement (the “Units”), for purposes of the definition of “Termination Event” in the Amended and Restated Agreement of Limited Partnership of Hiland Holdings GP, LP (the “Partnership Agreement”), Hiland Partners GP Holdings, LLC hereby agrees to treat the termination of Randy Moeder’s employment as a termination of employment by Hiland Partners GP Holdings, LLC without cause and, therefore, such termination of employment shall be deemed to be a Termination Event for purposes of

Section 5.6 of the Partnership Agreement.  Notwithstanding the foregoing, Randy Moeder hereby agrees that (i) only a percentage of the Units (rounded up to the next whole Unit) that is equal to the number of days in the Profits Interest Retention Period divided by 365 (the “Vested Units”) shall vest on the Termination Date and (ii) the Units that are not Vested Units shall be forfeited to Hiland Holdings GP, LP and distributed pro rata to the Contributing Parties (as defined in the Partnership Agreement) in accordance with Section 5.6(e) of the Partnership Agreement.  The “Profits Interest Retention Period” shall be the number of days in the period beginning on February 15, 2007 and ending on the Termination Date. Except as otherwise provided in the Partnership Agreement, Hiland Partners GP Holdings, LLC will issue a certificate representing the Common Units (as defined in the Partnership Agreement) to be acquired by Executive upon conversion of his Class B common units within seven (7) days of written notice (as required by Section 5.6 of the Partnership Agreement) of his desire to so convert.

For purposes of this Agreement, the term “Executive” will include the Executive’s estate, guardian or legal representative in the case of his death or disability.

Each of the parties hereto acknowledge and agree that the terms of this Agreement do not conflict with or violate that certain Contribution Agreement dated as of May 24, 2006, or any amendment thereof, or Section 5.6 of the Partnership Agreement.  Each of the parties hereto hereby represents and warrants that this Agreement is a binding obligation of such party, enforceable in accordance with its terms.

The Executive hereby covenants and agrees that he shall hold in a fiduciary capacity and for the benefit of the Companies and their subsidiaries all secret or confidential information, knowledge or data relating to the Companies or their subsidiaries, and their respective businesses, which shall have been obtained by the Executive during the period from the date of this Agreement until the Termination Date and which shall not be or become public knowledge (other than by acts by the Executive or representatives of the Executive in violation of this Agreement).  After termination of the Executive’s employment with the Companies, the Executive shall not, directly or indirectly, without the prior written consent of the Companies or as may otherwise be required by law or legal process, use for his own benefit such information, knowledge or data, or communicate or divulge any such information, knowledge or data to anyone other than the Companies; provided, that if the Executive receives actual notice that the Executive is or may be required by law or legal process to communicate or divulge any such information, knowledge or data, the Executive shall promptly so notify the Companies.

This Agreement is personal to Executive and, without the prior written consent of the Companies, shall not be assignable by Executive otherwise than by will or the laws of descent and distribution.  This Agreement shall inure to the benefit of and be binding upon the Companies and their successors and assigns.

This Agreement may not be amended other than by a written agreement executed by the parties hereto or their respective successors and legal representatives.

This Agreement shall be governed by and construed in accordance with the laws of the State of Oklahoma, without reference to principles of conflict of laws.

This Agreement may be executed in one of more counterparts, each of which shall be deemed an original but which together shall constitute one and the same instrument.

Executed for all purposes as of March     , 2007.

HILAND PARTNERS GP, LLC

By:

HILAND PARTNERS GP HOLDINGS, LLC

By:

EXECUTIVE

Randy Moeder

CONTRIBUTING PARTIES

HH GP HOLDING, LLC

By:
Name: Harold Hamm
Title: Sole Member

EQUITY FINANCIAL SERVICES, INC.

By:
Name: Randy Moeder
Title: President

Ken Maples

Lisa A. Maples

HAROLD HAMM DST TRUST

By:
Name: Bert Mackie
Title: Trustee

HAROLD HAMM HJ TRUST

By:
Name: Bert Mackie
Title: Trustee

CONTINENTAL GAS HOLDINGS, INC.

By:
Name: Harold Hamm
Title: Chief Executive Officer and Director